Exhibit 10.8

CONTRIBUTION AGREEMENT

by and between

COMPUWARE CORPORATION

and

COVISINT CORPORATION

January 1, 2013

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1

1.1.	Definitions	1
1.2.	Internal References	5

ARTICLE II TRANSFER OF ASSETS		5

2.1.	Contribution and Purchase of Transferred Assets	5
2.2.	Assumption of Liabilities	6
2.3.	Closing	7
2.4.	Deliveries	7

ARTICLE III EXCHANGE		8

3.1.	Contribution	8
3.2.	Reporting	8

ARTICLE IV REPRESENTATIONS AND WARRANTIES; DISCLAIMER		8

4.1.	Disclaimer of Representations and Warranties	8
4.2.	Transferred Assets Representation	8
4.3.	Disclaimer of Liabilities	9

ARTICLE V CERTAIN AGREEMENTS AND COVENANTS OF THE PARTIES		9

5.1.	Inability to Transfer Assets	9
5.2.	Inability to Assign Liabilities	10
5.3.	Indemnification by Covisint	10
5.4.	Further Assurances	11

ARTICLE VI MISCELLANEOUS		11

6.1.	Compliance with Bulk Sales Laws	11
6.2.	Dispute Resolution	11
6.3.	Notices	11
6.4.	Entire Agreement	12
6.5.	Information	12
6.6.	Amendment	12
6.7.	Governing Law	12
6.8.	Counterparts	12
6.9.	Binding Effect; Assignment	13
6.10.	Severability	13
6.11.	Failure or Indulgence not Waiver; Remedies Cumulative	13
6.12.	Authority	13
6.13.	Specific Performance	13
6.14.	Construction	13

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6.15.	Interpretation	14
6.16.	Conflicting Agreements	14
6.17.	Third Party Beneficiaries	14
6.18.	Incorporation by Reference	14

Exhibits

Exhibit A	Form of Bill of Sale and Assignment and Assumption Agreement
Exhibit B	Form of Copyright Assignment
Exhibit C	Form of Domain Name Assignment
Exhibit D	Form of Patent Assignment
Exhibit E	Form of Trademark Assignment

Schedules

Schedule 2.1(a)(i)	Assigned Contracts
Schedule 2.1(a)(ii)	Transferred Intellectual Property
Schedule 2.1(a)(iv)	Hardware and Equipment
Schedule 2.1(b)(ii)	Excluded Assets

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CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT, effective as of January 1, 2013 (the “Effective Date”), by and between Compuware Corporation, a Michigan corporation (“Compuware”), and Covisint Corporation, a Michigan corporation (“Covisint”). Compuware and Covisint are sometimes referred to herein separately as a “Party” and together as the “Parties”.

RECITALS:

WHEREAS, Compuware is the beneficial owner of all of the issued and outstanding common stock of Covisint;

WHEREAS, Compuware formed Covisint for the purpose of carrying out the Covisint Business (as defined below) as currently conducted by Compuware;

WHEREAS, Compuware desires to transfer to Covisint certain assets, technology, contractual rights and obligations and intellectual property rights relating to or used in the conduct of the Covisint Business, and Covisint desires to obtain such assets, technology, contractual rights and obligations and intellectual property rights;

WHEREAS, the Parties intend for the transactions contemplated by this Agreement to constitute a contribution to capital of Covisint to which the provisions of Section 351 of the Code (as defined below) apply;

WHEREAS, the Parties currently contemplate that Covisint will make an initial public offering (“IPO”) of its proposed Class A common stock pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended;

WHEREAS, Compuware and Covisint intend to enter into a Master Separation Agreement as of the date hereof (the “Master Separation Agreement”) to help delineate and define the relationship between Compuware and Covisint after the Effective Time (as defined below) including setting forth certain rights and obligations of Compuware and Covisint following the Effective Time and addressing certain matters relating to the IPO.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, for themselves and their respective successors and assigns, hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

1.1. Definitions. As used in this Agreement, the following terms have the following meanings, applicable both to the singular and the plural forms of the terms described. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Master Separation Agreement.

“Action” means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration or mediation tribunal, other than any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation relating to taxes.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person of which such Person is deemed an Affiliate.

“Agreement” means this Contribution Agreement by and between Compuware and Covisint, together with the schedules and exhibits hereto, as the same may be amended and supplemented from time to time in accordance with the provisions hereof.

“Assigned Contracts” means the Contracts listed on Schedule 2.1(a)(i) hereto.

“Assumed Liabilities” has the meaning set forth in Section 2.2(a) hereof.

“Closing” has the meaning set forth in Section 2.3 hereof.

“Code” means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the regulations promulgated thereunder.

“Compuware” has the meaning set forth in the preamble to this Agreement.

“Compuware Entities” means Compuware and its Subsidiaries (other than Covisint), and “Compuware Entity” means any one of the Compuware Entities in place on the Effective Time and any entity which becomes a Subsidiary of Compuware thereafter.

“Compuware Indemnified Persons” has the meaning set forth in Section 5.3(a) of this Agreement.

“Compuware Plan” means any plan, policy, program, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle, to the extent amended from time to time, other than a Covisint Plan, for which the eligible classes of participants include employees or former employees of Compuware or a Compuware Entity.

“Contracts” means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of such Person’s property under applicable law.

“Control” (and, with correlative meanings, the terms “controlled by” and “under common control with”) means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock, by contract or otherwise. In the case of a corporation, “control” shall mean, among other things, the direct or indirect ownership of more than fifty percent (50%) of a Person’s outstanding voting stock. For the purposes of this Agreement, neither Party hereto shall be considered an Affiliate of the other Party hereto.

“Covisint” has the meaning set forth in the preamble to this Agreement.

“Covisint Business” means the business presently conducted by Covisint as of the Effective Time or, following the IPO Date, such business that is then conducted by Covisint and described in the Registration Statement or its periodic filings with the Commission.

“Covisint Employee” has the meaning set forth in the Employee Benefits Agreement.

“Covisint Entities” means Covisint Corporation and its Subsidiaries, from time to time, and “Covisint Entity” means any one of the Covisint Entities.

“Covisint Plan” means any plan, policy, program, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle, as amended from time to time, that is sponsored by Covisint and for which the eligible classes of employee participants are limited to employees or former employees of Covisint or a Covisint Entity, and excluding any Compuware Plan.

“Effective Time” means 11:59 p.m. Eastern Standard Time on the Effective Date.

“Employee Benefits Agreement” means the Employee Benefits Agreement between the Parties of even date herewith.

“Excluded Assets” has the meaning set forth in Section 2.1(b) hereof.

“Former Covisint Employee” has the meaning set forth in the Employee Benefits Agreement.

“Governmental Authority” means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

“Intellectual Property” means any of the following and similar intangible property and related proprietary rights, interests and protections, however arising, pursuant to the Laws of any jurisdiction throughout the world: (a) trademarks, service marks, trade names, brand names, logos, trade dress and other proprietary indicia of goods and services, whether registered or unregistered, and all registrations and applications for registration of such trademarks, including intent-to-use applications, all issuances, extensions and renewals of such registrations and applications and the goodwill connected with the use of and symbolized by any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority; (c) original works of authorship in any medium of expression, whether or not published, all copyrights (whether registered or unregistered), all registrations and applications for registration of such copyrights, and all issuances, extensions and renewals of such registrations and applications; (d) confidential information, formulas, designs, devices, technology, know-how, research and development, inventions, methods, processes, compositions and other trade secrets, whether or not patentable; (e) patented and patentable designs and inventions, all design, plant and utility patents, letters patent, utility models, pending patent applications and provisional applications and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals of such patents and applications; and (f) all rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to any of the foregoing that are discovered, invented or developed before the Effective Time.

“IPO” has the meaning set forth in the preamble to this Agreement.

“IPO Date” means the date on which the IPO is consummated.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Loss” and “Losses” mean any and all damages, losses, deficiencies, liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including, without limitation, the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), including direct, consequential and punitive damages.

“Master Separation Agreement” has the meaning set forth in the preamble to this Agreement.

“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Shares” has the meaning set forth in Section 3.1 hereof.

“Subsidiary” of any Person means a corporation, limited liability company, joint venture, partnership, trust, association or other entity in which such Person: (1) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (A) the total combined voting power of all classes of voting securities of such entity, (B) the total combined equity interests, or (C) the capital or profits interest, in the case of a partnership; or (2) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body. In the case of Covisint, “Subsidiary” means any Subsidiary existing as of the Effective Date or that may be formed or acquired subsequent to the Effective Date, so long as, in either case, such entity remains a Subsidiary of Covisint.

“Third Party” means any Person other than Compuware or Covisint and their respective Affiliates.

“Third Party Claim” has the meaning set forth in Section 5.3(b) hereof.

“Transfer Impediment” has the meaning set forth in Section 5.1(a) hereof.

“Transferred Assets” has the meaning set forth in Section 2.1(a) hereof.

“Transferred Intellectual Property” means the Intellectual Property identified on Schedule 2.1(a)(ii)(A) and the Intellectual Property that is owned by and/or used exclusively by Compuware in its conduct of the Covisint Business at the Effective Date, including the Intellectual Property Registrations set forth on Schedule 2.1(a)(ii)(B) and, in each case, any remedies against any and all past, present and future infringements thereof and rights to protections of interest therein.

1.2. Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement, and references to the Parties shall mean the Parties to this Agreement.

ARTICLE II

TRANSFER OF ASSETS

2.1. Contribution of Transferred Assets.

(a) Compuware hereby contributes, transfers, assigns, conveys, and delivers to Covisint and its successors and assigns, for its and their own use and behalf, all of Compuware’s right, title, and interest in and to the following assets and all goodwill associated therewith, other than the Excluded Assets (the “Transferred Assets”), and Covisint hereby accepts the contribution, transfer, assignment, conveyance and delivery of the Transferred Assets and agrees to fully and entirely stand in the place of Compuware in all matters related thereto:

(i) the Assigned Contracts listed on Schedule 2.1(a)(i) of this Agreement;

(ii) the Transferred Intellectual Property listed on Schedule 2.1(a)(ii)(A) and Schedule 2.1(a)(ii)(B) of this Agreement;

(iii) all (A) accounting and other books and records, (B) correspondence, (C) reports, and (D) documents and other business records and files, in each case to the extent related exclusively to the Covisint Business at the Effective Time;

(iv) the hardware and equipment listed on Schedule 2.1(a)(iv) of this Agreement;

(v) all assets associated with the liabilities and obligations assumed by Covisint under the Compuware Corporation Amended and Restated 2007 Long-Term Incentive Plan as more fully described in the Employee Benefits Agreement;

(vi) all other assets of the Covisint Business operated by Compuware immediately prior to the Effective Date, as reflected on the balance sheet of the Covisint Business as of December 31, 2012; and

(vii) all goodwill associated with any of the assets described in the foregoing clauses.

For purposes of clarity, the Transferred Assets only include such assets as are owned by Compuware and do not include any assets that are owned by any Compuware Entity that is organized in a foreign jurisdiction.

(b) Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following properties, assets and rights of Compuware (collectively, the “Excluded Assets”) are excluded from the Transferred Assets:

(i) the names and marks “Compuware” and any variants and derivations thereof;

(ii) all items listed in Schedule 2.1(b)(ii) of this Agreement;

(iii) Compuware’s rights under this Agreement; and

(iv) Compuware’s rights under any Contracts not included in the Assumed Liabilities.

(c) Transfer of Employees. As of the Effective Time, Compuware shall hereby transfer to Covisint, and Covisint shall hereby accept, the employment of the Transferred Employees. For the avoidance of doubt, the transfer of employment of the Transferred Employees shall not constitute a termination of employment for purposes of any compensation or benefit plan, program, policy, agreement or other arrangement (except if required under local law) and, after the Effective Time, subject to the terms of any agreement between any Transferred Employee, on the one hand, and Covisint and its Subsidiaries, on the other hand, the employment of any such Transferred Employees shall be at-will and terminable at any time for any or no reason whatsoever.

2.2. Assumption of Liabilities.

(a) At the Effective Time, Covisint shall assume and agree to discharge and be responsible for all of the liabilities and obligations, known and unknown, whether absolute or contingent, to the extent (but only to the extent) that such liabilities and obligations relate to the Transferred Assets or the Covisint Business (the “Assumed Liabilities”), including without limitation: (i) all of Compuware’s payment, performance and other obligations under the Assigned Contracts, whether arising prior to, on or after the Effective Time; and (ii) all other liabilities relating to the Transferred Assets, whether incurred prior to, on or after the Effective Time. Notwithstanding the foregoing, Covisint shall assume and agree to discharge and be responsible for all of the liabilities and obligations relating to the Covisint Employees, Former Covisint Employees, Compuware Plans, and the Covisint Plans as specifically set forth in the Employee Benefits Agreement. For purposes of clarity, the Assumed Liabilities only include such liabilities and obligations that relate to the Transferred Assets or the Covisint Business that are liabilities or obligations of Compuware and do not include any liabilities or obligations of any Compuware Entity that is organized in a foreign jurisdiction.

(b) Except as provided under this Section 2.2, Covisint shall not assume or agree to perform, pay or discharge, or have any liability for, and Compuware shall remain unconditionally liable for and shall discharge, any obligations, liabilities and commitments of Compuware, of any kind or nature, known or unknown, fixed or contingent (the “Excluded Liabilities”).

(c) The assumption of the liabilities by Covisint under this Section 2.2 shall not enlarge any rights of Third Parties under Contracts with Covisint or Compuware.

2.3. Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Compuware, One Campus Martius, Detroit, Michigan, on the date hereof at 10:00 a.m. local time, or at such other place as Compuware and Covisint agree in writing. The Closing shall be effective as of the Effective Time.

2.4. Deliveries.

(a) At the Closing, Compuware shall deliver or cause to be delivered to Covisint all of the Transferred Assets, and in furtherance thereof:

(i) Compuware shall deliver or cause to be delivered to Covisint all of the Assigned Contracts with such assignments thereof and consents to assignments as are necessary to transfer to Covisint Compuware’s full right, title and interest in the same;

(ii) Compuware shall execute and deliver to Covisint a bill of sale and assignment and assumption agreement in substantially the form attached hereto as Exhibit A (the “Bill of Sale and Assignment and Assumption Agreement”) transferring the tangible personal property included in the Transferred Assets to Covisint and effecting the assignment to and assumption by Covisint of the Transferred Assets and the Assumed Liabilities;

(iii) Compuware shall execute and deliver to Covisint a Copyright Assignment in substantially the form attached hereto as Exhibit B (the “Copyright Assignment”) transferring all of Compuware’s right, title and interest in and to the copyrights included in the Transferred Intellectual Property to Covisint;

(iv) Compuware shall execute and deliver to Covisint a Domain Name Assignment in substantially the form attached hereto as Exhibit C (the “Domain Name Assignment”) transferring all of Compuware’s right, title and interest in and to the domain names included in the Transferred Intellectual Property to Covisint;

(v) Compuware shall execute and deliver to Covisint a Patent Assignment in substantially the form attached hereto as Exhibit D (the “Patent Assignment”) transferring all of Compuware’s right, title and interest in and to the patents included in the Transferred Intellectual Property to Covisint; and

(vi) Compuware shall execute and deliver to Covisint a Trademark Assignment in substantially the form attached hereto as Exhibit E (the “Trademark Assignment”) transferring all of Compuware’s right, title and interest in and to the trademarks included in the Transferred Intellectual Property to Covisint.

(b) At the Closing, Covisint shall deliver or cause to be delivered to Compuware the Bill of Sale and Assignment and Assumption Agreement.

ARTICLE III

EXCHANGE

3.1. Contribution. Compuware is the owner of one hundred percent (100%) of the issued and outstanding shares of the common stock of Covisint (the “Shares”) and, following the contribution, transfer and rights granted to Covisint and the assumption of the Assumed Liabilities by Covisint hereunder, Compuware shall continue to own one hundred (100%) percent of the issued and outstanding shares of Covisint as of the Effective Time.

3.2. Reporting. The Parties intend that the consummation of the transactions contemplated by this Agreement will constitute a contribution to capital of Covisint to which the provisions of Section 351(a) of the Code apply, and each of the Parties agrees to report the consummation of such transactions as such for federal, state and local income tax purposes. Each of Compuware and Covisint shall duly and timely file their respective tax returns for their taxable year in which the transactions contemplated by this Agreement are consummated containing the information required under Treasury Regulation Section 1.351-3. The Parties shall cooperate with each other in a timely manner providing the information necessary for the filing of such information.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES; DISCLAIMER

4.1. Disclaimer of Representations and Warranties. Compuware does not, in this Agreement or any other agreement, instrument or document contemplated by this Agreement, make any representation as to, warranty of or covenant with respect to:

(a) the value of any asset or thing of value transferred, or to be transferred, to Covisint;

(b) the absence of defenses or freedom from counterclaims with respect to any claim transferred, or to be transferred, to Covisint hereunder; provided, however, that neither Compuware nor its Subsidiaries have any counterclaims with respect to any claim transferred, or to be transferred, to Covisint; or

(c) the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any asset or thing of value upon its execution, delivery and filing.

4.2. Transferred Assets Representation. The Transferred Assets include all of the material assets (whether tangible or intangible) used in the operation of the Covisint Business, other than those assets which shall continue to be owned by Compuware and which shall be part of the services and/or software to be provided to Covisint by Compuware pursuant to the Shared Services Agreement and the Intellectual Property Agreement (as such terms are defined in the

Master Separation Agreement). The Transferred Assets, together with the rights provided under the Shared Services Agreement and the Intellectual Property Agreement, shall enable Covisint to operate the Covisint Business after the Closing in substantially the same manner as operated prior to such transfer. The transfer of the Transferred Assets will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any of the Transferred Assets, or any agreement or instrument to which any Covisint Entity is a party or by any Covisint Entity is bound or to which any of the Transferred Assets are subject, except where such breach, violation, default or imposition would not, individually or in the aggregate, result in a material adverse effect on the financial condition, results of operations, business or properties of the Covisint Entities taken as a whole.

4.3. Disclaimer of Liabilities. All assets and liabilities transferred or assigned, or to be transferred or assigned, to Covisint hereunder have been, or shall be, as the case may be, transferred on an “AS IS, WHERE IS, WITH ALL FAULTS” basis WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND OTHER THAN AS EXPLICITLY SET FORTH HEREIN, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF INCOME POTENTIAL, USES, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, and Compuware disclaims and renounces, and Covisint expressly acknowledges and agrees to the disclaimer and renunciation of, any such representations or warranties. In addition, Covisint specifically acknowledges that it is not relying on any representations or warranties of any kind whatsoever, express or implied, from Compuware in connection with the transactions contemplated under this Agreement.

ARTICLE V

CERTAIN AGREEMENTS AND COVENANTS OF THE PARTIES

5.1. Inability to Transfer Assets.

(a) If and to the extent that the transfer to Covisint of any Transferred Asset from Compuware would be a violation of applicable laws or agreements or require any consent or governmental approval in connection with the transactions contemplated hereby that has not been obtained by the Effective Time (a “Transfer Impediment”), then, unless the Parties shall otherwise determine, the transfer or assignment to Covisint of such Transferred Asset shall be automatically deemed deferred and any such purported transfer shall be null and void until such time as all relevant Transfer Impediments are removed or obtained, as applicable, and Compuware shall not be obligated to transfer such asset except as provided in Section 5.1(b) below. Notwithstanding the foregoing, such asset shall still be considered a Transferred Asset for purposes of determining whether any Liability is an Assumed Liability, including, without limitation, for purposes of Section 5.3 below.

(b) If the transfer or assignment of any asset intended to be transferred or assigned hereunder is not consummated prior to or on the Effective Time, whether as a result of the provisions of Section 5.1(a) or for any other reason, then Compuware shall hold such asset for the use and benefit, insofar as reasonably possible and not in violation of a Transfer Impediment, of Covisint (at the expense of Covisint) and shall take such other actions as may be reasonably requested by Covisint in order to place Covisint, insofar as reasonably possible and not in violation of a Transfer Impediment, in the same position as if such asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such asset, including possession, use, risk of loss, potential for gain, and dominion, control and command over such asset, are to inure from and after the Effective Time to Covisint. If and when a Transfer Impediment which caused the deferral of a transfer of any asset pursuant to Section 5.1(a) is removed or obtained, as applicable, the transfer of the applicable asset shall be effected in accordance with the terms of this Agreement. The Parties shall cooperate and use reasonable efforts, without the requirement to make any payment or make a material concession, to remove or obtain, as applicable, any Transfer Impediment which prohibits the transfer or assignment of assets hereunder.

5.2. Inability to Assign Liabilities. If the assignment of an Assumed Liability to Covisint hereunder is prohibited by a Transfer Impediment, Compuware shall continue to be bound by the relevant obligations and, unless not permitted by law or the terms of the relevant obligation, Covisint shall, as agent or subcontractor for Compuware, pay, perform and discharge fully, or cause to be paid, transferred or discharged all the obligations or other liabilities of Compuware thereunder. Compuware shall, without further consideration, pay and remit, or cause to be paid or remitted, to Covisint promptly all money, rights and other consideration received by it in respect of such performance (unless any such consideration is an Excluded Asset). If and when such Transfer Impediment is removed or obtained, as applicable, or such obligations shall otherwise become assignable, the transfer of the applicable liability shall be effected in accordance with the terms of this Agreement. The Parties shall cooperate and use reasonable efforts, without the requirement to make any payment or make a material concession, to remove or obtain, as applicable, any Transfer Impediment, which prohibits the assignment of any Assumed Liability hereunder.

5.3. Indemnification by Covisint.

(a) Covisint shall indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless Compuware, and each Compuware Entity, together with each of their respective directors, officers and employees (collectively, the “Compuware Indemnified Persons”) from and against, and shall reimburse such Compuware Indemnified Person with respect to, any and all Losses that any Third Party seeks to impose upon the Compuware Indemnified Persons, or which are imposed upon the Compuware Indemnified Persons and that relate to, arise or result from: (i) any failure of Covisint to discharge any Assumed Liabilities; or (ii) any breach by Covisint of its obligations under this Section 5.3.

(b) If any Third Party notifies a Compuware Indemnified Person with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnity against Covisint under Section 5.3(a), then the Compuware Indemnified Person will promptly give written notice to Covisint; provided, however, that no delay on the part of the Compuware Indemnified Person in notifying Covisint will relieve Covisint from any obligation under this Section 5.3 except to the extent such delay prejudices Covisint. Covisint will be entitled to control the defense of any Third Party Claim. In addition, Covisint will have the right to participate in the defense of any Third Party Claim for which it does not assume control. A Compuware Indemnified Person may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim for which Covisint has assumed control. If

Covisint does not elect to control the defense of a Third Party Claim, the Compuware Indemnified Person will control the defense of the Third Party Claim. A Compuware Indemnified Person will not consent to the entry of any judgment or enter into any compromise or settlement with respect to the Third Party Claim without the prior written consent of the Covisint (which consent will not be unreasonably withheld, conditioned or delayed).

(c) The indemnification provisions of this Section 5.3 shall be the sole and exclusive remedy for all Compuware Indemnified Persons following the Effective Date with respect to any matter arising out of the transactions contemplated hereby.

5.4. Further Assurances. Each of Compuware and Covisint agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the execution of such additional assignments, agreements, documents and instruments, that may be necessary or as the other Party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement.

ARTICLE VI

MISCELLANEOUS

6.1. Compliance with Bulk Sales Laws. The Parties hereby waive compliance with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement, including, without limitation, any applicable state tax law (other than applicable state unemployment tax laws) that may require notification of state taxing authorities and related actions in respect of bulk sales of assets outside of the ordinary course of business.

6.2. Dispute Resolution. The provisions of Section 5.12 of the Master Separation Agreement are hereby incorporated by reference as if set forth in their entirety herein.

6.3. Notices. Notices, offers, requests or other communications required or permitted to be given by either Party pursuant to the terms of this Agreement shall be given in writing to the respective Parties to the following addresses:

If to Compuware or a Compuware Entity:

Compuware Corporation

One Campus Martius

Detroit, MI 48226

Attention: Office of the General Counsel

Facsimile: (313) 227-7690

E-mail: Dan.Follis@compuware.com

If to Covisint or a Covisint Entity:

Covisint Corporation

One Campus Martius

Detroit, MI 48226

Attention: Office of the Chief Financial Officer

Facsimile: (313) 227-6435

E-mail: Jim.Prowse@compuware.com

or to such other address or facsimile number as the Party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by facsimile or email, confirmed by first class mail. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted by facsimile, email or similar electronic transmission method; one working day after it is sent, if sent by recognized overnight courier; and three days after it is postmarked, if mailed first class mail or certified mail, return receipt requested, with postage prepaid.

6.4. Entire Agreement. This Agreement, any exhibits or schedules attached hereto, and the Employee Benefits Agreement, constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

6.5. Information. Subject to applicable law and privileges, each Party hereto covenants with and agrees to provide to the other Party all information regarding itself and transactions under this Agreement that the other Party reasonably believes is required to comply with all applicable foreign, United States federal, state, county and local laws, ordinances, regulations and codes, including, but not limited to, securities laws and regulations.

6.6. Amendment. This Agreement and any schedule may be amended at any time after such date by mutual written consent of Compuware and Covisint evidenced by an instrument in writing signed on behalf of each of the Parties.

6.7. Governing Law. This Agreement, including the validity hereof and the rights and obligations of the Parties hereunder, shall be construed in accordance with and shall be governed by the laws of the State of Michigan applicable to contracts made and to be performed entirely in such State (without giving effect to the conflicts of laws provisions thereof).

6.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6.9. Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Neither Party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other Party, and any such assignment shall be void; provided, however, either Party may assign this Agreement to a successor entity formed solely in connection with such Party’s reincorporation in another jurisdiction or into another business form.

6.10. Severability. If any term or other provision of this Agreement or the schedules or exhibits attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

6.11. Failure or Indulgence not Waiver; Remedies Cumulative. No failure or delay on the part of either Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the schedules or any exhibits attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6.12. Authority. Each of the Parties represents to the other Party that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

6.13. Specific Performance. The Parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, without the necessity of proving irreparable damage or posting a bond, in addition to any other remedy at law or equity.

6.14. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

6.15. Interpretation. The headings contained in this Agreement, in any exhibit or schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article or a Section, exhibit or schedule, such reference shall be to an Article or Section of, or an exhibit or schedule to, this Agreement unless otherwise indicated.

6.16. Conflicting Agreements. In the event of conflict between this Agreement and any other agreement executed on or prior to the Effective Time in connection with the subject matter hereof, the provisions of this Agreement shall prevail.

6.17. Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any Person. No such Third Party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any liability (or otherwise) against either Party hereto.

6.18. Incorporation by Reference. All schedules to this Agreement are incorporated herein by reference and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any schedule but not otherwise defined therein shall have the meaning as defined in this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized representatives as of the date first set forth above.

COMPUWARE CORPORATION

By:	/s/ Daniel S. Follis, Jr.
Name:	Daniel S. Follis, Jr.
Title:	Senior Vice President, General Counsel
& Secretary

COVISINT CORPORATION

By:	/s/ David A. McGuffie
Name:	David A. McGuffie
Title:	President and Chief Executive Officer

[Signature Page to Contribution Agreement]

EXHIBIT A

FORM OF BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

(To Be Attached)

Exhibit A-1

EXHIBIT B

FORM OF COPYRIGHT ASSIGNMENT

(To Be Attached)

Exhibit B-1

EXHIBIT C

FORM OF DOMAIN NAME ASSIGNMENT

(To Be Attached)

Exhibit C-1

EXHIBIT D

FORM OF PATENT ASSIGNMENT

(To Be Attached)

Exhibit D-1

EXHIBIT E

FORM OF TRADEMARK ASSIGNMENT

(To Be Attached)

Exhibit E-1

SCHEDULE 2.1(a)(i)

ASSIGNED CONTRACTS

1.	The following vendor contracts:

(i)	Master Services Agreement, dated as of June 22, 2004, by and between Savvis Communications Corporation and Compuware Corporation, as amended by Amendment No. 1, dated as of and as further amended by Amendment No. 2 dated as of December 21, 2010.

2.	All other vendor contracts signed by Compuware on behalf of, or solely relating to, the Covisint Business.

3.	The following subcontractor contracts:

(i)	Independent Contractor Services Agreement, dated as of July 12, 2011, by and between Compuware and CitiusTech Inc.

(ii)	Independent Contractor Services Agreement, dated as of September 1, 2008, by and between Compuware and Thirdwave LLC.

(iii)	Independent Contractor Services Agreement, dated as of December 21, 2009, by and between Compuware and Thirdwave LLC.

(iv)	The Services Letter Agreement, dated as of May 18, 2007, by and between Compuware Asia-Pacific Pty Ltd. and Leadtec Systems Australia Pty Ltd.

(v)	The IC Services Agreement, effective as of May 1, 2008, by and between Compuware and Super Group Trading (Pty) Ltd.

4.	All other subcontractor contracts signed by Compuware on behalf of, or solely relating to, the Covisint Business.

5.	All customer contracts signed by Compuware on behalf of, or solely relating to, the Covisint Business.

6.	All nondisclosure agreements signed by Compuware on behalf of, or solely relating to, the Covisint Business.

7.	All business associate agreements signed by Compuware on behalf of, or solely relating to, the Covisint Business.

8.	Employment Agreements for all Compuware employees who will become Covisint Employees at the time of transfer of their employment.

9.	Such other agreements entered into by Compuware for use in the Covisint Business and mutually identified by the Parties to be assigned to Covisint.

Schedule 2.1(a)(i) - 1

COMPUWARE CORPORATION

February 7, 2013

Covisint Corporation

One Campus Martius

Detroit, Michigan 48226

RE:	Side Letter to Contribution Agreement re Schedule 2.1(a)(i)

Dear Mr. McGuffie:

Reference is made to that certain Contribution Agreement, by and between Compuware Corporation (“Compuware”) and Covisint Corporation (the “Company”), dated as of January 1, 2013 (the “Contribution Agreement”). Schedule 2.1(a)(i) of the Contribution Agreement lists various vendor, subcontractor and customer contracts, together with such other contracts entered into by Compuware on behalf of, or solely relating to the Covisint Business (as such term is defined in the Contribution Agreement), to be assigned to Covisint. The parties desire to supplement the information provided in Schedule 2.1(a)(i) of the Contribution Agreement relating to those other contracts by providing additional detail on such other contracts.

Accordingly, pursuant to the terms of this letter agreement (“Letter Agreement”), the parties agree as follows:

1.	Effective as of January 1, 2013, Schedule 2.1(a)(i) of the Contribution Agreement is hereby deleted in its entirety and replaced with the revised Schedule 2.1(a)(i) attached hereto as Exhibit A.

2.	The remainder of the Contribution Agreement will continue in full force and effect.

The terms of this Letter Agreement amend and modify the Contribution Agreement as if fully set forth therein. This Letter Agreement may be executed in any number of counterparts, and all of which, when taken together, shall constitute one agreement.

Covisint Corporation

February 7, 2013

Please indicate your acceptance of these terms and this Letter Agreement by signing and returning it to Compuware.

Sincerely Yours,

Compuware Corporation

/s/ DANIEL S. FOLLIS, JR
Daniel S. Follis, Jr.
Senior Vice President, General Counsel and Secretary

Accepted and agreed to by:

Covisint Corporation

By:	/s/ DAVID A. MCGUFFIE
David A. McGuffie
President and Chief Executive Officer

Exhibit A

SCHEDULE 2.1(a)(i)

ASSIGNED CONTRACTS

1.	The following vendor contracts:

(i)	Apigee general Terms and Conditions, dated as of January 31, 2012, by and between Apigee Corporation and Compuware.

(ii)	Software Licenses and Services Agreement, by and between Ascential Software and Compuware, attached to Quote # 5000282, dated as of January 19, 2005.

(iii)	Services Provider License Agreement, by and between Microsoft Corporation and Compuware.

(iv)	Mirth Master Agreement, dated as of May 31, 2012, by and between Mirth Corporation and Compuware.

(v)	Software License Agreement, dated as of June 29, 2010, by and between NextGate, LLC and Compuware.

(vi)	Ordering Document, dated as of December 8, 2000, by and between Oracle Corporation and Covisint, LLC, as amended by Amendment No. 1, dated as of December 18, 2001.

(vii)	RSA Security Inc. Master License Agreement, dated as of March 24, 2007, by and between RSA and Compuware.

(viii)	Master Services Agreement, dated as of June 22, 2004, by and between Savvis Communications Corporation and Compuware, as amended by Amendment No. 1, dated as of April 27, 2006, and as further amended by Amendment No. 2 dated as of December 21, 2010.

(ix)	Software License Agreement No. 4A0106-113, dated as of June 20, 2001, by and between Webmethods and Compuware.

(x)	All other vendor contracts entered into by Compuware on behalf of, or solely relating to, the Covisint Business.

2.	The following subcontractor contracts:

(i)	Independent Contractor Services Agreement, dated as of July 12, 2011, by and between Compuware and CitiusTech Inc.

(ii)	Independent Contractor Services Agreement, dated as of September 1, 2008, by and between Compuware and Perseids LLC.

(iii)	Independent Contractor Services Agreement, dated as of December 21, 2009, by and between Compuware and Thirdwave LLC.

(iv)	The Independent Contractor Services Agreement, effective as of May 1, 2008, by and between Compuware and Super Group Trading (Pty) Ltd.

(v)	All other subcontractor contracts entered into by Compuware on behalf of, or solely relating to, the Covisint Business.

3.	The following customer contracts:

(i)	Global Service Contract, dated as of July 19, 2010, by and between Ally Financial Inc. f/k/a GMAC Inc. and Compuware.

(ii)	Global Service Contract 50, dated as of July 19, 2009, by and between GMAC Inc. and Compuware, as amended by Amendment No. 1 dated as of November 1, 2009.

(iii)	ESA Adoption Agreement, dated as of November 1, 2009, by and between GMAC Inc. and Compuware.

(iv)	ESA Adoption Agreement, dated as of July 19, 2009, by and between GMAC Inc. and Compuware.

(v)	Blue Cross and Blue Shield Master Services Agreement No. 3308, dated as of August 26, 2011, by and between Blue Cross and Blue Shield Association and Compuware.

(vi)	FIAM System Agreement, dated as of June 30, 2006, by and between Blue Cross and Blue Shield Michigan and Compuware, as amended.

(vii)	Enterprise License and Services Agreement, dated as of January 1, 2006, by and between Blue Cross and Blue Shield South Carolina and Compuware.

(viii)	Master Hosted Services Agreement, dated as of August 5, 2010, by and between Borg Warner and Compuware.

(ix)	Master Hosted Services Agreement, dated as of July 20, 2010, by and between Carson Wagonlit and Compuware.

(x)	Standard Master Information Technology Services Agreement, dated as of January 1, 2012, by and between Chrysler and Compuware.

(xi)	Application Services Provider Agreement No. CON-001780-CIGNA-2006, dated as of January 3, 2007, by and between Connecticut General Life Insurance Company and Compuware.

(xii)	HYPERSEND Internet Services Agreement, dated as of October 9, 2003, by and between CVS Caremark and Compuware.

(xiii)	Purchase Order No. 451439939, dated as of February 28, 2012, by and between Delphi Automotive Systems LLC and Compuware.

(xiv)	Statement of Work, dated as of March 19, 2012, by and between DealerDirect LLC d/b/a FordDirect and Compuware.

(xv)	Statement of Work, dated as April 26, 2007, by and between Ford Motor Company and Compuware.

(xvi)	Master Hosted Services Agreement, dated as of April 11, 2011, by and between HealthShare Montana, Inc. and Compuware.

(xvii)	Services and Fees Schedule, dated as of December 4, 2008, by and between Johnson Controls Inc. and Compuware.

(xviii)	Service and Fees Schedule, dated as of March 31, 2009, by and between Jaguar Land Rover and Compuware.

(xix)	Master Hosted Services Agreement, dated as of January 1, 2011, by and between Lear Corporation and Compuware, as amended by Amendment No. 1, dated as of July 1, 2012.

(xx)	Grant Agreement, dated as of February 1, 2007, by and between Michigan Department of Community Health and Compuware / Covisint, as amended.

(xxi)	Contract # 18608 for Personal Services, dated as of December 9, 2010, by and between Department of Vermont Health Access and Compuware, as amended by Amendment No. 1, dated as of May 8, 2012, and as further amended by Amendment No. 2, dated as of June 30, 2012.

(xxii)	Master Services Agreement, dates as of November 30, 2006, by and between Worthington Industries, Inc. and Compuware.

(xxiii)	All other customer contracts entered into by Compuware on behalf of, or solely relating to, the Covisint Business.

4.	All nondisclosure agreements entered into by Compuware on behalf of, or solely relating to, the Covisint Business.

5.	All business associate agreements entered into by Compuware on behalf of, or solely relating to, the Covisint Business, including, but not limited to Business Associate Agreements by and between Compuware and each of Blue Cross Blue Shield Association, Blue Cross and Blue Shield of Michigan, Blue Cross and Blue Shield South Carolina, CVS Caremark, Michigan Department of Community Health, and Vermont Department of Health, and a Sub-Business Associate Agreement by and between Compuware and HealthShare Montana, Inc.

6.	All terms of use, privacy policies and other similar click-wrap agreements required to be accepted by customers of the Covisint Business and such customers’ end users as a condition to the use by such customers and end users of the online services provided by the Covisint Business.

7.	Employment Agreements for all Compuware employees who have or will become Covisint Employees at the time of transfer of their employment.

8.	Such other agreements entered into by Compuware for use in the Covisint Business and mutually identified by the Parties to be assigned to Covisint.

SCHEDULE 2.1(a)(ii)

TRANSFERRED REGISTERED INTELLECTUAL PROPERTY

A.	Covisint Hosted Services

The Covisint portal that Covisint makes generally commercially available, including all versions, releases, updates and enhancements to the foregoing that Covisint makes generally commercially available.

B.	Intellectual Property owned by and/or used exclusively by Compuware in its conduct of the Covisint Business.

1.	Copyrights and Applications

(i)	Covisint Gateway, Registration Number Txu-1-585-332; certified September 27, 2007; copyright claimant, Compuware Corporation.

(ii)	Supplier Connection EU, Registration Number Txu 1-274-871, certified December 22, 2005; copyright claimant, Compuware Corporation.

(iii)	Supplier Connection Global, Registration Number Txu 1-272-986; certified December 22, 2005; copyright claimant, Compuware Corporation.

2.	Domain Names

(i)	www.covisint.com; registrar, Network Solutions, LLC; expiration date, April 20, 2014.

3.	Patents and Applications

(i)	Issued

i.	Industry-Wide Business to Business Exchange; patent number 7987116; issued July 26, 2011; invented by Kevin Vasconi, Bill Penn, and Dave McGuffie; firm reference number, McDermott, Will & Emery; serial number, 09/968,621.

(ii)	Filed and Published

i.	Two Factor Authentication Scheme (IDCipher); serial number 12/713,246; filed February 26, 2010, invented by David Miller; firm reference number, Harness Dickey (15245-000002/US).

ii.	Industry-Wide Business to Business Exchange; serial number 13/179,908; filed July 11, 2011, invented by Kevin Vasconi, Bill

Schedule 2.1(a)(ii) - 1

Penn, and Dave McGuffie; firm reference number, Harness Dickey 15245-000006/US/COA; continuation of 09/968,621, Patent # 7,987,116 (McDermott) detailed above.

4.	Trademarks and Applications

HMSC Ref. No.	Mark	Country	Status	Appl. / Reg. No.	File / Reg. Date	Classes	Owner Name
15313-311832	COVISINT	AUSTRALIA	REGISTERED	834588	2/9/2001	009	Compuware Corporation
15313-311833	COVISINT	AUSTRALIA	REGISTERED	834580	2/9/2001	038	Compuware Corporation
15313-311834	COVISINT	AUSTRALIA	REGISTERED	834576	2/9/2001	042	Compuware Corporation
15313-311835	COVISINT	BRAZIL	REGISTERED	822216736	2/13/2007	009	*Ford Motor Company
15313-311838	COVISINT	BRAZIL	REGISTERED	822216868	2/13/2007	038	*Ford Motor Company
15313-311839	COVISINT	BRAZIL	REGISTERED	822216841	2/13/2007	042	*Ford Motor Company
15313-311906	COVISINT & Design	CANADA	PENDING	1,544,193	9/20/2011	09, 38, 42	Compuware Corporation
15313-311824	APPCLOUD	CANADA	REGISTERED	TMA831699	9/10/2012	35, 42	Compuware Corporation
15313-311842	COVISINT	CANADA	REGISTERED	TMA644007	7/11/2005	09	Compuware Corporation
15313-311843	COVISINT	CANADA	REGISTERED	TMA640723	5/30/2005	38	Compuware Corporation
15313-311844	COVISINT	CANADA	REGISTERED	TMA644141	7/12/2005	42	Compuware Corporation
15313-311907	COVISINT & Design	CHINA	PENDING	9982529	9/20/2011	09	Compuware Corporation
15313-315961	COVISINT SUPPLYONLINE	CHINA	PENDING	9944982	9/8/2011	09	Compuware Corporation
15313-317237	COVISINT SUPPLYONLINE	CHINA	REGISTERED	9944981	11/14/2012	038	Compuware Corporation
15313-317239	COVISINT SUPPLYONLINE	CHINA	REGISTERED	9944975	11/14/2012	42	Compuware Corporation
15313-329300	COVISINT	CHINA	PENDING	11136017	6/29/2012	042	Compuware Corporation
15313-329856	COVISINT	CHINA	PENDING	11214711	7/17/2012	038	Compuware Corporation
15313-311905-CN	APPCLOUD	CHINA	REGISTERED	1024670	8/21/2012	035, 042	Compuware Corporation
15313-311845	COVISINT	CHINA	REGISTERED	2017114	8/7/2002	009	Compuware Corporation
15313-311846	COVISINT	CHINA	REGISTERED	1635893	9/14/2001	038	Compuware Corporation
15313-311847	COVISINT	CHINA	REGISTERED	1687956	12/21/2001	042	Compuware Corporation

HMSC Ref. No.	Mark	Country	Status	Appl. / Reg. No.	File / Reg. Date	Classes	Owner Name
15313-311905-EU	APPCLOUD	EUROPEAN UNION (CTM)	REGISTERED	1024669	11/19/2010	035, 042	Compuware Corporation
15313-311848	COVISINT	EUROPEAN UNION (CTM)	REGISTERED	1696921	10/1/2001	009	Compuware Corporation
15313-311849	COVISINT	EUROPEAN UNION (CTM)	REGISTERED	1697630	10/5/2001	038	Compuware Corporation
15313-311850	COVISINT	EUROPEAN UNION (CTM)	REGISTERED	1697770	10/5/2001	042	Compuware Corporation
15313-311908	COVISINT & Design	EUROPEAN UNION (CTM)	REGISTERED	010240448	2/6/2012	9, 38, 42	Compuware Corporation
15313-311851	COVISINT	HONG KONG	REGISTERED	300172061		009, 035, 038, 042	Compuware Corporation
15313-311825	APPCLOUD	INDIA	PENDING	1896744	12/16/2009	035, 042	Compuware Corporation
15313-311683	COVISINT	INDIA	REGISTERED	1460458	6/2/2006	038	Compuware Corporation
15313-311852	COVISINT	INDIA	REGISTERED	925293	5/16/2000	009	*Ford Motor Company
15313-311853	COVISINT	INDIA	REGISTERED	1460457	6/2/2006	042	Compuware Corporation
15313-311827	APPCLOUD	INDONESIA	PENDING	J00.2010.001289	1/13/2010	035, 042	Compuware Corporation
15313-311854	COVISINT	INDONESIA	REGISTERED	IDM000297482	6/15/2001	009	Compuware Corporation
15313-311855	COVISINT	INDONESIA	REGISTERED	IDM000297481	6/15/2001	038	Compuware Corporation
15313-311856	COVISINT	INDONESIA	REGISTERED	IDM000297480	6/15/2001	042	Compuware Corporation
15313-311905-JP	APPCLOUD	JAPAN	REGISTERED	1024668	8/31/2012	035, 042	Compuware Corporation
15313-311857	COVISINT	JAPAN	REGISTERED	4490806	7/13/2001	009	Compuware Corporation
15313-311858	COVISINT	JAPAN	REGISTERED	4496232	8/3/2001	038	Compuware Corporation
15313-311859	COVISINT	JAPAN	REGISTERED	4506423	9/14/2001	042	Compuware Corporation
15313-311909	COVISINT & Design	JAPAN	REGISTERED	5473735	2/24/2012	09, 38, 42	Compuware Corporation
15313-315962	COVISINT SUPPLYONLINE	JAPAN	REGISTERED	5494458	5/18/2012	09, 38, 42	Compuware Corporation
15313-311861	COVISINT	MALAYSIA	PENDING	5723/00	5/9/2000	038	*Ford Motor Company
15313-311860	COVISINT	MALAYSIA	REGISTERED	2000-05732		009	Compuware Corporation

HMSC Ref. No.	Mark	Country	Status	Appl. / Reg. No.	File / Reg. Date	Classes	Owner Name
15313-311862	COVISINT	MALAYSIA	REGISTERED	5719	4/15/2008	042	Compuware Corporation
15313-315953	COVISINT & design	MEXICO	REGISTERED	1266387	2/9/2012	09	Compuware Corporation
15313-317242	COVISINT & design	MEXICO	REGISTERED	1266388	2/9/2012	38	Compuware Corporation
15313-317244	COVISINT & design	MEXICO	REGISTERED	1294892	7/4/2012	42	Compuware Corporation
15313-311863	COVISINT	SINGAPORE	REGISTERED	T00/07587J	5/6/2000	009	Compuware Corporation
15313-311865	COVISINT	SINGAPORE	REGISTERED	T00/07578A	5/6/2000	038	Compuware Corporation
15313-311866	COVISINT	SINGAPORE	REGISTERED	T00/07574I	5/6/2000	042	Compuware Corporation
15313-311910	COVISINT & Design	SOUTH KOREA	PENDING	45-2011-3958	9/2/2011	09, 38, 42	Compuware Corporation
15313-311867	COVISINT	SOUTH KOREA	REGISTERED	512562	2/16/2002	009	Compuware Corporation
15313-311868	COVISINT	SOUTH KOREA	REGISTERED	76960	6/28/2002	038	Compuware Corporation
15313-311869	COVISINT	SOUTH KOREA	REGISTERED	80007	10/2/2002	042	Compuware Corporation
15313-311870	COVISINT	TAIWAN	REGISTERED	976146	12/15/2001	009	Compuware Corporation
15313-311871	COVISINT	TAIWAN	REGISTERED	144340	6/15/2001	038	Compuware Corporation
15313-311872	COVISINT	TAIWAN	REGISTERED	155378	2/28/2001	042	Compuware Corporation
15313-311876	COVISINT SUPPLYONLINE	UNITED STATES	ALLOWED	85/131,107		009, 038, 042	Compuware Corporation
15313-311682	COVISINT	UNITED STATES	REGISTERED	2,948,325	5/10/2005	038	Compuware Corporation
15313-311681	COVISINT	UNITED STATES	REGISTERED	2,948,326	5/10/2005	042	Compuware Corporation
15313-311680	COVISINT	UNITED STATES	REGISTERED	2,955,379	5/24/2005	009	Compuware Corporation
15313-311830	APPCLOUD	UNITED STATES	REGISTERED	3,744,022	2/2/2010	035, 042	Compuware Corporation
15313-311873	COVISINT & Design	UNITED STATES	REGISTERED	4,111,969	3/13/2012	009, 038, 042	Compuware Corporation
15313-311874	COVISINT CONVERGE	UNITED STATES	REGISTERED	3,906,700	1/18/2011	038, 042	Compuware Corporation
15313-311875	COVISINT EXCHANGELINK	UNITED STATES	REGISTERED	4,023,474	9/6/2011	038, 042	Compuware Corporation
15313-311880	PROVIDERLINK	UNITED STATES	REGISTERED	4,197,159	8/28/2012	038	Compuware Corporation

HMSC Ref. No.	Mark	Country	Status	Appl. / Reg. No.	File / Reg. Date	Classes	Owner Name
15313-311911	DOCSITE	UNITED STATES	REGISTERED	4,114,540	3/20/2012	042	Compuware Corporation
15313-311953	HYPERSEND	UNITED STATES	REGISTERED	2,543,539	2/26/2002	035	Compuware Corporation
15313-313714	IDcipher	UNITED STATES	REGISTERED	3,844,324	9/7/2010	42	Compuware Corporation
15313-313710	HYPERGUARD	UNITED STATES	REGISTERED	3,203,920	1/30/2007	038	Compuware Corporation
15313-311905-WO-CN	APPCLOUD	WIPO	REGISTERED	1024670	12/7/2009	035, 042	Compuware Corporation
15313-311905-WO-JP	APPCLOUD	WIPO	REGISTERED	1024668	12/7/2009	035, 042	Compuware Corporation
15313-311905-WO-EU	APPCLOUD	WIPO	REGISTERED	1024669	12/7/2009	035, 042	Compuware Corporation

SCHEDULE 2.1(a)(iv)

HARDWARE AND EQUIPMENT

(To Be Attached)

Schedule 2.1(a)(iv) - 1

SCHEDULE 2.1(b)(ii)

EXCLUDED ASSETS

1. Facilities, office equipment and furnishings to be provided under the Shared Services Agreement (as such term is defined in the Master Separation Agreement).

2. Copies of personnel records relating to the Covisint Business to the extent that Compuware is required by law to retain such records.

Schedule 2.1(b)(ii) - 1